UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On January 30, 2013, Lear Corporation (the “Company”) entered into an amendment and restatement (the “Amended and Restated Credit Agreement”) of its senior secured Amended and Restated Credit Agreement among the Company, the lenders party thereto and JP Morgan Chase Bank N.A., as Administrative Agent. JP Morgan Securities LLC, Citigroup Global Markets Inc. and Barclays Bank PLC acted as joint lead arrangers and joint bookrunners. The Amended and Restated Credit Agreement, among other things, (i) extends the maturity of the Company’s revolving credit facility from June 17, 2016 to January 30, 2018; (ii) increases the amount available under the revolving credit facility from $500 million to $1 billion; and (iii) reduces the interest rates payable on outstanding borrowings under the revolving credit facility, as described below.

Advances under the revolving credit facility generally bear interest at a variable rate per annum equal to (i) the Eurocurrency Rate (as defined in the Amended and Restated Credit Agreement), plus an adjustable margin of 1.00% to 2.25% based on the Company’s corporate rating (1.50% as of the date of this Current Report), payable on the last day of each applicable interest period but in no event less frequently than quarterly; or (ii) the ABR (as defined in the Amended and Restated Credit Agreement), plus an adjustable margin of 0% to 1.25% based on the Company’s corporate rating (0.50% as of the date of this Current Report), payable quarterly. The Amended and Restated Credit Agreement provides for lower facility fees of 0.25% to 0.50% of the total amount committed under the revolving credit facility (0.35% as of the date of this Current Report).

The covenants under the Amended and Restated Credit Agreement were modified to, among other things, reflect the amendments described above and provide additional flexibility with respect to certain actions.

The obligations of the Company under the Amended and Restated Credit Agreement are guaranteed by certain of its United States subsidiaries.

The descriptions of the Amended and Restated Credit Agreement set forth above are qualified in their entirety by reference to the Amended and Restated Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated as of January 30, 2013, among the Company, the lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: February 5, 2013	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated as of January 30, 2013, among the Company, the lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent

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